                               EXHIBIT (8)(c)(1)
                               -----------------

                    FORM OF AMENDED EXHIBIT A AND EXHIBIT B
                          TO PARTICIPATION AGREEMENT
                                BY AND BETWEEN
                          PFL LIFE INSURANCE COMPANY,
                        FEDERATED INSURANCE SERIES AND
                          FEDERATED SECURITIES CORP.
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                                    AMENDED
                            EXHIBIT A AND EXHIBIT B

                         EFFECTIVE  September 1, 2000
                                    -----------------

                   ACCOUNT(S), POLICY(IES) AND PORTFOLIO(S)
                    SUBJECT TO THE PARTICIPATION AGREEMENT

Account      PFL Life Variable Annuity Account A
             PFL Retirement Builder Variable Annuity Account
             Separate Account VA I

Policies     The Atlas Portfolio Builder Variable Annuity
             PFL Retirement Income Builder Variable Annuity
             Portfolio Select Variable Annuity
             The U.S. Bancorp Investment Inc. Principal - Plus Variable Annuity


Portfolios   Federated Utility Fund II
             Federated High Income Bond Fund II
             Federated American Leaders Fund II
             Federated Prime Money Fund II



PFL LIFE INSURANCE COMPANY              FEDERATED INSURANCE SERIES
By its authorized officer,              By its authorized officer,

By:_________________________            By:_________________________

Name: Larry N. Norman                   Name:_______________________
      ----------------------

Title:  President                       Title:______________________
      ----------------------


FEDERATED SECURITIES CORP.
By its authorized officer,

By:_________________________

Name:_______________________


Title:______________________